UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Houlihan Lokey, Inc.

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EXPLANATORY NOTE

This supplement to Houlihan Lokey, Inc.’s proxy statement filed with the Securities and Exchange Commission on July 29, 2020 for use at the annual meeting of stockholders on September 24, 2020 (the “Proxy Statement”) is being filed to correct an omission. On pages 16, 18 and 21 of the Proxy Statement, within the “Fiscal Year 2020 Compensation Table,” the “Annual Incentive Compensation Table” and “Summary Compensation Table,” respectively, with respect to Scott J. Adelson, the cash bonus actually paid to Mr. Adelson with respect to fiscal year 2020 was $1,000,000 greater than the amounts originally disclosed in the Proxy Statement.

The following updates the disclosure contained in the Proxy Statement with corrected information regarding Mr. Adelson’s bonus.

The restated “Fiscal Year 2020 Compensation Table” on page 16 of the Proxy Statement as it pertains to Mr. Adelson is as follows:

Named Executive Officer	Salary Paid During FY20 ($)	FY20 Incentive Paid in Cash ($)	FY20 Incentive Paid in Shares ($)	FY20 Total Compensation ($)
Adelson	500,000	5,412,501	1,115,776	7,028,277

The restated “Annual Incentive Compensation Table” on page 18 of the Proxy Statement as it pertains to Mr. Adelson is as follows:

Named Executive Officer	Aggregate FY2020 Bonus Program Award ($)	Cash Portion of FY2020 Bonus Program Award ($)	Equity Portion of FY2020 Bonus Program Award ($)
Adelson	6,528,277	5,412,501	1,115,776

The restated “Summary Compensation Table” on page 21 of the Proxy Statement as it pertains to Mr. Adelson is as follows:

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Compensation (3) ($)	All Other Compensation ($)	Total ($)
Scott J. Adelson	2020	500,000	595,033	—	6,528,277	—	7,623,310

In addition, footnote (3) to the Summary Compensation Table is restated as follows: “Amounts in this column for fiscal 2020 constitute the amount of the annual incentive compensation determined by the Board’s Compensation Committee for each named executive officer pursuant to our fiscal 2020 bonus program, and includes (i) the value of cash bonuses awarded with respect to fiscal 2020 performance (a portion of which has been paid, and a portion of which is scheduled to be paid on November 30, 2020) and (ii) the grant-date value of restricted stock awards granted on May 28, 2020. The total value of the cash bonus awards to Messrs. Beiser, Alley, Gold, Adelson and Preiser with respect to fiscal 2020 performance was $3,077,486, $742,068, $2,201,236, $5,412,501 and $1,968,819, respectively. Of these amounts of cash bonus awards, a portion ($1,177,663, $263,616, $803,863, $1,484,109, and $710,063 to Messrs. Beiser, Alley, Gold, Adelson and Preiser, respectively) is expected to be paid on November 30, 2020, subject to the applicable named executive officer being employed in good standing on such date. The number of shares issued to Messrs. Beiser, Alley, Gold, Adelson and Preiser on May 28, 2020 was 13,897, 2,653, 8,389, 18,412, and 7,216 shares, respectively, which have grant-date dollar denominated values of approximately $842,164, $160,830, $508,414, $1,115,776, and $437,331, respectively. The number of shares was determined by dividing the applicable value by the average of the closing prices of the Company’s Class A common stock as traded on the New York Stock Exchange for the ten consecutive trading days occurring immediately after the Company publicly announced its earnings for fiscal 2020, which occurred on May 12, 2020. The equity portion of awards under our fiscal 2020 bonus program was paid in shares of common stock subject to vesting over four years in equal installments in May of each of 2021 - 2024.”

Except as specifically revised by the information contained herein, this supplement does not revise or update any of the other information set forth in the Proxy Statement. This supplement should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.